Exhibit 99.1

hhgregg Announces Operating Results

1st Quarter Highlights

•	Net sales increase 16.2% on strength of new store performance
•	Company reaffirms fiscal 2009 earnings guidance of $1.13 to $1.20 diluted net income per share
•	Company increases range of planned new store openings from 15-17 to 18-20 for fiscal 2009
•	100th store opening planned for August in Mishawaka, Indiana

INDIANAPOLIS, August 6, 2008/Businesswire, hhgregg, Inc. (NYSE: HGG):

Operating Performance Summary

(dollars in thousands, except per share amounts)

	Three Months Ended June 30,
(unaudited)	2008	2007
Net sales	$295,415	$254,159
Net sales % increase	16.2%	25.0%
Comparable store sales % (decrease)/increase (1)	(2.6)%	8.8%
Gross profit as % of net sales	30.6%	31.2%
SG&A as % of net sales	22.6%	22.2%
Net advertising expense as a % of net sales	4.9%	4.4%
Depreciation and amortization expense as a % of net sales	1.3%	1.1%
Income from operations as a % of net sales	1.8%	3.6%
Net interest expense as a % of net sales	0.6%	1.4%
Loss related to early extinguishment of debt as a % of net sales	—%	0.2%
Net income	$2,104	$2,873
Diluted net income per share	$0.06	$0.10

(1)	Comprised of net sales at stores in operation for at least 14 full months, including remodeled and relocated stores, as well as net sales for the Company’s e-commerce site.

hhgregg, Inc. (“hhgregg” or “the Company”) today reported net income of $2.1 million for the three months ended June 30, 2008, or diluted net income per share of $0.06, compared with net income of $2.9 million, or $0.10 per diluted share, for the comparable prior year period. The decrease in net income and diluted net income per share was primarily attributable to three factors:

•

Gross profit margin, expressed as gross profit as a percentage of net sales, declined 60 basis points versus last year largely driven by the anticipated reduction in appliance sales relative to our historical net sales mix. The appliance product category historically has generated higher gross profit margins than the Company’s average, particularly during the first half of the fiscal year. While appliance gross profit margins exceeded the company average during the three months ended June 30, 2008, the appliance category accounted for 44% of total sales versus 47% in the comparable prior year period, negatively impacting the consolidated gross profit margin. Gross profit margin in the video category increased moderately over the comparable prior year period. A shift in sales mix within the other product category had a modest negative impact on the consolidated gross profit margin compared to the prior year as a decline in mattress sales and an increase in notebook computer sales were partially offset by an increase in furniture and accessories.

•

Net advertising expense as a percentage of net sales increased 59 basis points with a majority of the increase tied to launching new markets in Florida. hhgregg enters each new demographic market area with a target “share of voice” for the marketplace. The Company typically adds locations quickly in these demographic market areas to leverage its marketing investment. The Company plans to add six locations in its core Florida demographic market areas over the next two fiscal quarters ending December 31, 2008 which is expected to improve its net advertising ratio, measured as net advertising expense as a percentage of net sales, in those markets.

•

SG&A expense as a percentage of net sales increased 37 basis points primarily due to significant growth investments comprised of store pre-opening expenses associated with six new store openings and one relocation during the first fiscal quarter of this fiscal year versus two new store openings during the same quarter last year, as well as the opening of a new Central Distribution Center and creation of a divisional management team designed to support over 30 stores in central and northern Florida. These growth investments negatively impacted SG&A expense as a percentage of net sales by approximately 75 basis points, but were partially offset by effective cost controls over general and administrative expense and a reduction in bonus expense.

Dennis May, President and COO of the Company, commented, “We were pleased with our quarterly performance, with strong results in our video category and prudent and effective SG&A cost management, balancing the anticipated downturn in our core appliance business. We successfully opened our Florida distribution center and staffed our Florida management team and have been pleased with our initial new store results. We look forward to adding more stores in Florida this year, not only gaining a foothold in a market that has strong long-term potential but also leveraging our distribution and marketing investments in the short-term.”

Net sales for the three months ended June 30, 2008 increased 16.2% over net sales for the comparable prior year period to $295.4 million. The increase in sales for the first quarter was primarily attributable to the addition of 18 stores during the past 12 months offset by a 2.6% decrease in comparable store sales.

Net sales mix and comparable store sales percentage changes by product category for the three months ended June 30, 2008 and 2007 were as follows:

	Net Sales Mix Summary		Comparable Store Sales Summary
	2008	2007	2008	2007
Video	43%	39%	5.5%	9.5%
Appliances	44%	47%	(9.7)%	6.9%
Other (1)	13%	14%	(0.5)%	18.7%

Total	100%	100%	(2.6)%	8.8%

(1)	Primarily consists of audio, personal electronics, mattresses, notebook computers and furniture and accessories.

hhgregg’s 2.6% comparable store sales decrease for the three months ended June 30, 2008 primarily reflected double-digit comparable store unit sales declines of entry-level and lower mid-price point major appliance products. High efficiency front-load laundry and refrigeration experienced modest comparable store unit increases and contributed to higher average selling prices for the appliances category for the first quarter of fiscal 2009. The video sales performance was fueled by triple-digit comparable store sales growth in large flat panel LCD televisions, outpacing the double-digit sales decline in projection and tube televisions. The comparable store sales decrease in the other product category was due to decreased sales of mattresses and personal electronics, partially offset by increased sales of notebook computers and furniture and accessories.

Net interest expense was $1.8 million for the first quarter of fiscal 2009 compared to $3.6 million for the comparable prior year period. The decrease in net interest expense was primarily attributable to the reduction in debt outstanding following the refinancing completed in July 2007.

Fiscal Year 2009 Guidance

The Company reaffirms its sales and earnings guidance for fiscal 2009. Comparable stores sales are expected to decline in the low single digits, net sales are expected to grow between 19% and 21% and diluted net income per share is anticipated to range between $1.13 and $1.20 for fiscal 2009. The Company has identified additional attractive real estate opportunities and now plans to open between 18 and 20 new stores during fiscal 2009 compared with prior guidance of 15 to 17 new stores. Accordingly, capital expenditures net of sale and leaseback proceeds are expected to range between $29 million and $31 million for fiscal 2009 compared with prior guidance of $28 million to $30 million.

While the Company does not provide specific projections for quarterly comparable store sales, it expects to see improvement in this metric during the second half of the fiscal year reflecting not only the less difficult year-over-year comparisons, but also the natural shift in the Company’s balance of sale during the year from appliances in the spring and summer to video in the fall and winter. Likewise, the Company does not provide specific quarterly forecasts for diluted net income per share, but it expects similar difficult year-over-year comparisons during the second quarter not only due to the expected trends in comparable store sales, but also due to the incidence and concentration of pre-opening expenses associated with its front-loaded store opening plans for the year as well as the de-leveraging impact of the Company’s third central distribution center in Florida.

Teleconference and Webcast

hhgregg will be conducting a conference call to discuss operating results for the three months ended June 30, 2008, on Wednesday, August 6, 2008 at 8:00 a.m. (Eastern Time). Interested investors and other parties may listen to a simultaneous webcast of the conference call by logging onto hhgregg’s website at www.hhgregg.com. The on-line replay will be available for a limited time immediately following the call. The call can also be accessed live over the phone by dialing (877) 440-5796. Callers should reference the hhgregg first quarter earnings call.

About hhgregg

hhgregg is a specialty retailer of consumer electronics, home appliances, mattresses and related services operating under the names hhgregg™ and Fine Lines™. hhgregg currently operates 97 stores in Alabama, Florida, Georgia, Indiana, Kentucky, North Carolina, Ohio, South Carolina and Tennessee.

Safe Harbor Statement

The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release includes forward-looking statements. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the expectations, beliefs, plans, objectives, assumptions or future events or performance of hhgregg, Inc. are forward-looking statements.

hhgregg has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While hhgregg believes these expectations, assumptions, estimates and projections are reasonable, these forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These and other important factors may cause hhgregg’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from hhgregg’s expectations are: competition in existing, adjacent and new metropolitan markets; changes in consumer preferences; its ability to effectively manage and monitor its operations, costs and service quality; its reliance on a small number of suppliers; rapid inflation or deflation in core product prices; the failure of manufacturers to introduce new products and technologies; customer acceptance of new technology; its dependence on the Company’s key management personnel and its ability to attract and retain qualified sale’s personnel; its ability to negotiate with its suppliers to provide product on a timely basis at competitive prices; the identification and acquisition of suitable sites for its stores and the negotiation of acceptable leases for those sites; the effect of general and regional economic and employment conditions on its net sales; fluctuation in seasonal demand; its ability to maintain its rate of growth and penetrate new geographic areas; its ability to locate suitable new store sites; its ability to obtain additional financing and maintain its credit facilities; its ability to maintain and upgrade its information technology systems; the effect of a disruption at the Company’s central distribution centers; changes in cost for print, radio and television advertising; and changes in trade regulations, currency fluctuations and prevailing interest rates.

Other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release are more fully described in the “Risk Factors” section in the Company’s Form 10 – K filed June 3, 2008. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. hhgregg does not undertake, and specifically declines, any obligation to update any of these statements or to publicly announce the results of any revisions to any of these statements to reflect future events or developments.

Contact:	Andy Giesler, Director of Investor Relations
investorrelations@hhgregg.com
(317) 848-8710

HHGREGG, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENTS

(UNAUDITED)

	Three Months Ended
	June 30, 2008	June 30, 2007
(In thousands, except share and per share data)
Net sales	$295,415	$254,159
Cost of goods sold	204,961	174,801

Gross profit	90,454	79,358
Selling, general and administrative expenses	66,660	56,405
Net advertising expense	14,598	11,057
Depreciation and amortization expense	3,872	2,828

Income from operations	5,324	9,068
Other expense (income):
Interest expense	1,804	3,612
Interest income	(4)	(5)
Loss related to early extinguishment of debt	—	608

Total other expense	1,800	4,215

Income before income taxes	3,524	4,853
Income tax expense	1,420	1,980

Net income	$2,104	$2,873

Basic net income per share	$0.07	$0.10
Diluted net income per share	$0.06	$0.10
Weighted average shares outstanding-Basic	32,301,019	28,491,600
Weighted average shares outstanding-Diluted	33,249,662	29,536,938

HHGREGG, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENTS

(AS A PERCENTAGE OF NET SALES)

(UNAUDITED)

	Three Months Ended
	June 30, 2008	June 30, 2007
Net sales	100.0%	100.0%
Cost of goods sold	69.4	68.8
Gross profit	30.6	31.2

Selling, general and administrative expenses	22.6	22.2
Net advertising expense	4.9	4.4
Depreciation and amortization expense	1.3	1.1

Income from operations	1.8	3.6
Other expense (income):
Interest expense	0.6	1.4
Interest income	0.0	(0.0)
Loss related to early extinguishment of debt	—	0.2

Total other expense	0.6	1.7

Income before income taxes	1.2	1.9
Income tax expense	0.5	0.8

Net income	0.7%	1.1%

Certain percentage amounts do not sum due to rounding

HHGREGG, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

JUNE 30, 2008, MARCH 31, 2008, AND JUNE 30, 2007

(UNAUDITED)

	June 30, 2008	March 31, 2008	June 30, 2007
	(In thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$2,055	$1,869	$1,328
Accounts receivable—trade, less allowances of $296, $450 and $255, respectively	9,358	8,121	13,308
Accounts receivable—other, less allowances of $35, $35 and $26, respectively	13,023	14,263	12,450
Merchandise inventories	169,491	133,368	120,914
Prepaid expenses and other current assets	2,734	3,741	4,549
Deferred income taxes	2,615	2,129	1,653

Total current assets	199,276	163,491	154,202

Net property and equipment	80,102	77,794	54,273
Deferred financing costs, net	3,125	3,292	5,818
Deferred income taxes	84,927	85,012	85,463
Other	336	330	371

Total long-term assets	168,490	166,428	145,925

Total assets	$367,766	$329,919	$300,127

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$75,970	$80,533	$77,502
Line of credit	44,969	—	9,940
Current maturities of long term debt	227	—	—
Customer deposits	18,486	18,039	17,766
Accrued liabilities	31,587	36,799	34,173

Total current liabilities	171,239	135,371	139,381

Long-term liabilities:
Long-term debt, excluding current maturities	92,381	92,608	129,597
Other long-term liabilities	18,949	20,266	11,448

Total long-term liabilities	111,330	112,874	141,045

Total liabilities	282,569	248,245	280,426

Stockholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized; no shares issued and outstanding as of June 30, 2008, March 31, 2008, and June 30, 2007	—	—	—
Common stock, no par value; 105,000,000 shares authorized; 32,329,271, 32,285,267 and 28,491,600 shares issued and outstanding as of June 30, 2008, March 31, 2008 and June 30, 2007, respectively	160,022	159,149	114,421
Accumulated other comprehensive loss	(774)	(1,292)	—
Accumulated deficit	(73,891)	(75,995)	(94,528)

	85,357	81,862	19,893
Note receivable for common stock	(160)	(188)	(192)

Total stockholders’ equity	85,197	81,674	19,701

Total liabilities and stockholders’ equity	$367,766	$329,919	$300,127

HHGREGG, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

THREE MONTHS ENDED JUNE 30, 2008 AND 2007

(UNAUDITED)

	Three Months Ended
	June 30, 2008	June 30, 2007
	(In thousands)
Cash flows from operating activities:
Net income	$2,104	$2,873
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	3,872	2,828
Amortization of deferred financing costs	167	316
Accretion of original issue discount	—	138
Stock-based compensation	467	512
Excess tax benefits from stock based compensation	(110)	—
Loss (gain) on sales of property and equipment	67	(16)
Loss on early extinguishment of debt	—	608
Deferred income taxes	(637)	349
Changes in operating assets and liabilities:
Accounts receivable—trade	(1,237)	(2,667)
Accounts receivable—other	1,240	(1,248)
Merchandise inventories	(36,123)	(7,312)
Prepaid expenses and other assets	237	(1,062)
Deposits	764	3,787
Accounts payable—vendors	(12,840)	8,297
Customer deposits	447	808
Other accrued liabilities	(5,212)	(2,036)
Other long-term liabilities	(909)	(2,059)

Net cash (used in) provided by operating activities	(47,703)	4,116

Cash flows from investing activities:
Purchases of property and equipment	(8,079)	(6,969)
Proceeds from sale leaseback transactions	4,133	2,300
Deposit on future sale leaseback transaction	—	700
Proceeds from sales of property and equipment	42	4

Net cash used in investing activities	(3,904)	(3,965)

Cash flows from financing activities:
Payments received on notes receivable for issuance of common stock	28	23
Proceeds from exercise of stock options	296	—
Excess tax benefits from stock based compensation	110	—
Net increase (decrease) in bank overdrafts	6,390	(4,768)
Net borrowings on line of credit	44,969	9,940
Payment related to early extinguishment of debt	—	(5,516)

Net cash provided by (used in) financing activities	51,793	(321)

Net increase (decrease) in cash and cash equivalents	186	(170)
Cash and cash equivalents
Beginning of period	1,869	1,498

End of period	$2,055	$1,328

Supplemental disclosure of cash flow information:
Interest paid	$1,729	$312
Income taxes paid	$2,051	$4,781